UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 1)

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FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMENDMENT NO. 1 TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2021

November 12, 2021

This Amendment No. 1 (this “Amendment”) amends the proxy statement of Farmer Bros. Co. (the “Company”), dated October 27, 2021 (the “Proxy Statement”). This Amendment does not change the proposals to be acted on at the 2021 Annual Meeting of Stockholders, which will be held on Wednesday, December 15, 2021, at 11:00 a.m., Central Standard Time (the “Annual Meeting”), or the recommendations of the Board of Directors of the Company (the “Board”) in relation thereto, which are described in the Proxy Statement.

The sole purpose of this Amendment is to amend and restate the eighth question and answers on Pages 2–3 of the Proxy Statement to clarify and correct the quorum required for action on the proposal to adopt an amendment to the Amended and Restated Certificate of Incorporation (Proposal 3) and the sixteenth question and answers on Page 5 of the Proxy Statement to clarify and correct the vote required for the proposal to adopt an amendment to the Amended and Restated Certificate of Incorporation (Proposal 3), together with how broker non-votes are counted for Proposal 3, the proposal to adopt an amendment to the Amended and Restated 2017 Plan (Proposal 2), and the Advisory (Non-Binding) Vote to Approve the Compensation Paid to our Named Executive Officers (Proposal 5), and related disclosure on Pages 60, 63 and 65.

The eighth question and answers on Pages 2–3 of the Proxy Statement are hereby amended and restated in their entirety as follows (changes underlined):

How many shares are outstanding and how many shares are needed for a quorum?

At the close of business on the Record Date, 18,081,234 shares of Common Stock entitled to 18,081,234 votes, and 14,700 shares of Series A Preferred Stock entitled to 440,990 votes, for a total of 18,522,224 votes, were outstanding and entitled to vote at the Annual Meeting. Each share of Series A Preferred Stock entitles the holder(s) thereof to vote on an as-converted basis together with the holders of the Common Stock as a single class. The Company has no other class of securities outstanding.

A majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present in person (virtually) or represented by proxy and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting, which quorum is required to hold the Annual Meeting and conduct business. A majority of the outstanding Common Stock, present in person (virtually) or represented by proxy and entitled to vote at the Annual Meeting will be required for a quorum to take action on the proposal to amend the Amended and Restated Certificate of Incorporation (Proposal 3). If you are a record holder of shares of Common Stock or Series A Preferred Stock as of the Record Date and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your bank, broker or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank or other nominee on how to vote on such matters. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the total number of shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) represented and entitled to vote at the Annual Meeting.

The sixteenth question and answers on Page 5 of the Proxy Statement are hereby amended and restated in their entirety as follows (changes underlined):

What vote is required to approve each proposal?

Election of Directors. Directors are elected by a plurality of the votes of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

This means that the five individuals nominated for election to the Board at the Annual Meeting who receive the highest number of properly cast “FOR” votes (among votes properly cast in person (virtually) or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of any or all of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Broker non-votes will also not affect the outcome of the election of directors.

Approval of an Amendment to the Amended and Restated 2017 Plan. The vote to approve an amendment to the Amended and Restated 2017 Plan requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.

Approval of an Amendment to the Amended and Restated Certificate of Incorporation. The vote to approve an amendment to the Amended and Restated Certificate of Incorporation requires the affirmative vote from the holders of a majority of our outstanding shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) entitled to vote on the proposal, and a majority of our outstanding shares of Common Stock, voting as a separate class, entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.

Ratification of Accountants. The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2022 requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

Advisory (Non-Binding) Vote to Approve the Compensation Paid to our Named Executive Officers. The advisory (non-binding) vote to approve the compensation paid to the Company’s Named Executive Officers requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.

In connection with Proposal No. 2 (Approval of an Amendment to the Company’s Amended and Restated 2017 Plan), the first full paragraph on Page 60 of the Proxy Statement under the subheading “Required Vote for Approval and Recommendation of the Board of Directors” is hereby amended and restated in its entirety as follows (changes underlined):

You may vote for or against this proposal or you may abstain from voting. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat is required to approve this proposal. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.

In connection with Proposal No. 3 (Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Total Number of Authorized Shares of Common Stock), the first full paragraph on Page 63 of the Proxy Statement under the subheading “Required Vote for Approval and Recommendation of the Board” is hereby amended and restated in its entirety as follows (changes underlined):

You may vote “FOR” or “AGAINST” this proposal or you may abstain from voting. Assuming the presence of a quorum, the affirmative vote from the holders of a majority of our outstanding shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) entitled to vote on the proposal, and a majority of our outstanding shares of Common Stock, voting as a separate class, entitled to vote on the proposal, is required to approve this proposal. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.

In connection with Proposal No. 5 (Advisory Vote to Approve the Compensation Paid to our Named Executive Officers), the first full paragraph on Page 65 of the Proxy Statement under the subheading “Vote Required” is hereby amended and restated in its entirety as follows (changes underlined):

The approval of the advisory (non-binding) vote to approve the compensation paid to our Named Executive Officers requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock (on an as-converted basis voting together with the Common Stock as a single class) present or represented by proxy at the Annual Meeting and entitled to vote thereat. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.

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Unless otherwise expressly provided for in this Amendment, all capitalized words, phrases, or defined terms used in this Amendment will have the same meaning ascribed to them in the Proxy Statement. Except as expressly set forth in this Amendment, there have been no other changes or modifications to the Proxy Statement, and the Proxy Statement remains otherwise unchanged and in full force and effect.

As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

Important Information

The Company has filed the Proxy Statement with the Securities and Exchange Commission (“SEC”) and has furnished to its stockholders such Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented by this Amendment, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.